NEWS
For Immediate Release

Media Contact:	Investor Contact:
Beth Halloran Director, Corporate Communications 703.653.2248 bhalloran@orcc.com	Catherine Graham EVP & Chief Financial Officer 703.653.3155 cgraham@orcc.com

ONLINE RESOURCES RECEIVES AND CURES NASDAQ DELISTING NOTICE

CHANTILLY, Va., August 19, 2005 – Online Resources Corp. (NASDAQ: ORCC), a leading outsourcer of Internet financial services, today announced that it received on August 18, 2005, then cured on August 19, 2005, a notice of potential delisting from Nasdaq Stock Market. The Nasdaq notice was delivered in connection with the delayed filing of the Company’s Form 10-Q for the period ended June 30, 2005.

The Company filed its Form 10-Q with the Securities and Exchange Commission on August 19, 2005, along with restatements of prior periods that were affected by its change in operating policy for unclaimed bill payments. The Company is now in compliance with the listing standard regarding filing of reports.

About Online Resources
Online Resources powers Internet financial services for over 700 firms nationwide. The Company’s proprietary account presentation, payment, relationship management and professional services are branded to its client banks, credit unions, card issuers and payment acquirers. The Company serves over three million consumer end-users and processes over $12 billion in payments annually. Founded in 1989, Online Resources (Nasdaq: ORCC, Website: www.orcc.com) has been widely recognized as one of the nation’s fastest growing technology firms.

###